UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 2, 2018

MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive
Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(901) 753-3200

Registrant's Former Name or Address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2018, Mueller Industries, Inc. (the “Buyer”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Ramesh Bhatia and several trusts controlled by him (the “Sellers”) and ATCO Rubber Products, Inc. (“ATCO”) providing for the purchase by the Buyer and the sale by the Sellers of all of the outstanding capital stock (the “Shares”) of ATCO. The closing of the transaction occurred on July 2, 2018.

The aggregate consideration paid by the Buyer to the Sellers for the Shares was $162.8 million in cash in immediately available funds, subject to a customary working capital adjustment. The Purchase Agreement contains customary representations, warranties, and indemnification provisions. A portion of the purchase price equal to $6.128 million is being held in escrow to satisfy potential indemnification and working capital adjustment obligations.

The summary of the Purchase Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 10.1, which is hereby incorporated by reference.

Item 8.01 Other Events

On July 2, 2018, Mueller Industries, Inc. issued a press release announcing its execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Purchase Agreement by and among ATCO Rubber Products, Inc., the Sellers named therein, Mueller Industries, Inc., and Ramesh Bhatia, as Representative of the Sellers, dated as of July 2, 2018.

99.1	Press Release, dated July 2, 2018, issued by Mueller Industries, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

	By:	/s/ Jeffrey A. Martin
	Name:	Jeffrey A. Martin
	Title:	Chief Financial Officer and Treasurer

Date: July 6, 2018